EXHIBIT (8)(a)(2)
Amendment No. 6 to Participation Agreement (AIM)
AMENDMENT NO. 6
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated December 18, 1996, as amended, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc. (“AIM”), a Delaware corporation, and Merrill Lynch Life Insurance Company (“MLLIC”), an Arkansas life insurance company, is hereby amended as follows:
     The following is added under: “Section 2 Processing Transactions” before Section 2.1(a):
          The Parties agree to communicate, process and settle purchase and redemption transactions for Shares (collectively, “Share transactions”) via the Fund/SERV and Networking systems of the National Securities Clearing Corporation (hereinafter, “NSCC”). Merrill Lynch Pierce Fenner & Smith (“MLPFS”) on behalf of MLLIC and AIM each represents and warrants that it: (a) is a participant in NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Share transactions. AIM agrees to provide MLLIC with account positions and activity data relating to Share transactions via Networking. MLLIC shall pay for Shares by the scheduled close of federal funds transmissions on the same Business Day on which it places an order to purchase Shares in accordance with this section. Payment shall be in federal funds transmitted by wire from the Settling Bank (on behalf of MLLIC) to the NSCC.
          For purposes of this Agreement, “Fund/SERV” shall mean NSCC’s system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; “Networking” shall mean NSCC’s (Level Zero) system that allows mutual funds and life insurance companies to exchange account level information electronically; and “Settling Bank” shall mean the entity appointed by AVIF to perform such settlement services on behalf of AVIF, which agrees to abide by NSCC’s then current rules and procedures insofar as they relate to same day funds settlement. In all cases, processing and settlement of Share transactions shall be done in a manner consistent with applicable law.
          In the event that any Party is prohibited from communicating, processing or settling Share transactions via Fund/SERV or Networking, such Party shall notify the other Parties. After all Parties have been notified, the provisions of paragraphs (b) and (c) of this Section 2.1 shall apply.
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective as of Date: Sept 10, 2002

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ [ILLEGIBLE] Assistant Secretary	By:	/s/ [ILLEGIBLE] Senior Vice President

(SEAL)

A I M DISTRIBUTORS, INC.

Attest:	/s/ [ILLEGIBLE] Assistant Secretary	By:	/s/ [ILLEGIBLE] President

(SEAL)

MERRILL LYNCH LIFE INSURANCE COMPANY

Attest:	/s/ [ILLEGIBLE] Assistant Secretary	By:	/s/ [ILLEGIBLE] President

(SEAL)

AMENDMENT NO. 6
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated December 18,1996, as amended, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc. (“AIM”), a Delaware corporation, and Merrill Lynch Life Insurance Company (“MLLIC”), an Arkansas life insurance company, is hereby amended as follows:
     The following is added under: “Section 2 Processing Transactions” before Section 2.1 (a):
          The Parties agree to communicate, process and settle purchase and redemption transactions for Shares (collectively, “Share transactions”) via the Fund/SERV and Networking systems of the National Securities Clearing Corporation (hereinafter, “NSCC”). Merrill Lynch Pierce Fenner & Smith (“MLPFS”) on behalf of MLLIC and AIM each represents and warrants that it: (a) is a participant in NSCC, (b) has met and will continue to meet all of the requirements to participate in Fund/SERV and Networking, and (c) intends to remain at all times in compliance with the then current rules and procedures of NSCC, all to the extent necessary or appropriate to facilitate such communications, processing, and settlement of Share transactions. AIM agrees to provide MLLIC with account positions and activity data relating to Share transactions via Networking. MLLIC shall pay for Shares by the scheduled close of federal funds transmissions on the same Business Day on which it places an order to purchase Shares in accordance with this section. Payment shall be in federal funds transmitted by wire from the Settling Bank (on behalf of MLLIC) to the NSCC.
          For purposes of this Agreement, “Fund/SERV” shall mean NSCC’s system for automated, centralized processing of mutual fund purchase and redemption orders, settlement, and account registration; “Networking” shall mean NSCC’s (Level Zero) system that allows mutual funds and life insurance companies to exchange account level information electronically; and “Settling Bank” shall mean the entity appointed by AVIF to perform such settlement services on behalf of AVIF, which agrees to abide by NSCC’s then current rules and procedures insofar as they relate to same day funds settlement. In all cases, processing and settlement of Share transactions shall be done in a manner consistent with applicable law.
          In the event that any Party is prohibited from communicating, processing or settling Share transactions via Fund/SERV or Networking, such Party shall notify the other Parties. After all Parties have been notified, the provisions of paragraphs (b) and (c) of this Section 2.1 shall apply.
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective as of Date: Sept 10, 2002

AIM VARIABLE INSURANCE FUNDS

Attest:	/s/ [ILLEGIBLE] Assistant Secretary	By:	/s/ [ILLEGIBLE] Senior Vice President

(SEAL)

A I M DISTRIBUTORS, INC.

Attest:	/s/ [ILLEGIBLE] Assistant Secretary	By:	/s/ [ILLEGIBLE] President

(SEAL)

MERRILL LYNCH LIFE INSURANCE COMPANY

Attest:	/s/ [ILLEGIBLE] Assistant Secretary	By:	/s/ [ILLEGIBLE] President

(SEAL)